                                                                       Exhibit 5



                                  July 23, 1998


Eugene V. Polistuk,
President
Celestica Inc.
844 Don Mills Road
Toronto, Ontario CANADA
M3C1V7

Dear Mr. Polistuk:

         In connection with your consideration of a possible negotiated business combination transaction ( a "Transaction") between International Manufacturing Services, Inc. a Delaware corporation (the "Company") and Celestica Inc., a corporation organized under the laws of the Province of Ontario, the Company and you expect to make available to one another certain information concerning their respective business, financial condition, operations, assets and liabilities which is non-public, confidential or proprietary in nature. As a condition to such information being furnished to each party and its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), each party agrees to treat any such information concerning the other party (whether prepared by the disclosing party, its advisors or otherwise and irrespective of the form of communication) which is furnished hereunder to a party or to its Representatives now or in the future by or on behalf of the disclosing party (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

         (1) Evaluation Material. The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by each party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to such party or its Representatives pursuant hereto. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its Representatives, (ii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, or (iii) conveyed orally and is not related to the business or operations of a party.

         (2) Purpose of Disclosure of Evaluation Material. It is understood and agreed by each party that any exchange of information under this agreement shall be solely for the purpose of evaluating a Transaction between the parties and not to affect, in any way, each party's relative competitive position to the other party or to other entities. It is further agreed, that the

Celestica Inc.
July 23, 1998
Page 2

information to be disclosed to each other shall only be that information which is reasonably necessary to a Transaction and that information which is not reasonably necessary for such purposes shall not be disclosed or exchanged. For purposes of determining when information is reasonably necessary for such purpose, legal counsel to each party shall agree, in advance, to review information requests so as to comply with such standard. In addition, competitively sensitive information such as information concerning product development or marketing plans, product prices or pricing plans, cost data, customers or similar information which has been determined to be reasonably necessary to a Transaction, shall be limited only to those senior executives and Representatives who are involved in evaluating or negotiating a Transaction or approving the value of a Transaction.

         (3) Use of Evaluation Material. Each party hereby agrees that it and its Representatives shall use the other's Evaluation Material solely for the purpose of evaluating a possible Transaction between the parties, and that the disclosing party's Evaluation Material will be kept confidential and each party and its Representatives will not disclose or use for purposes other than the evaluation of a Transaction any of the other's Evaluation Material in any manner whatsoever; provided, however, that (i) the receiving party may make any disclosure of such information to which the disclosing party gives its prior written consent and (ii) any of such information may be disclosed to the receiving party's Representatives who need to know such information for the sole purpose of evaluating a possible Transaction between the parties, who agree to keep such information confidential and who are provided with a copy of this letter agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Evaluation Material and which are provided to the party hereunder.

         (4) Non-Disclosure. In addition, each party agrees that, without the prior written consent of the other party, neither it nor its Representatives will disclose to any other person the fact that any Evaluation Material has been made available hereunder, that discussions or negotiations are taking place concerning a Transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof), provided that a party may make such disclosure if in the written opinion of a party's outside counsel, such disclosure is necessary to avoid committing a violation of law. In such event, the disclosing party shall use its best efforts to give advance notice to the other party.

         (5) Required Disclosure. In the event that a party or its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the other party's Evaluation Material, the party requested or required to make the disclosure shall

Celestica Inc.
July 23, 1998
Page 3

provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other party, the party requested or required to make the disclosure or any of its Representatives are nonetheless, in the written opinion of counsel, legally compelled to disclose the other party's Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure or penalty, the party requested or required to make the disclosure or its Representative may, without liability hereunder, disclose to such tribunal only that portion of the other party's Evaluation Material which such counsel advises is legally required to be disclosed, provided that the party requested or required to make the disclosure exercises its reasonable efforts to preserve the confidentiality of the other party's Evaluation Material, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other party's Evaluation Material by such tribunal.

         (6) Non-Solicitation. Until two (2) years after a notice of termination of discussions under Section 8 below, you will not, directly or indirectly, without the prior written consent of the Company, (i) solicit, encourage, hire or take any other action which is intended to induce any employee of the Company (or any subsidiary of the Company) to terminate his or her employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company (or any subsidiary of the Company) and any employee of the Company; provided that it shall not be considered a breach of this paragraph (6) for an employee of the Company or any of its subsidiaries to accept employment with you or any of your affiliates as a result of a general solicitation of employment conducted by you and/or any of your affiliates by way of newspaper or other media advertisements.

         (7) Standstill. Beginning on the date of this letter agreement and continuing for a period of two (2) years after the date of a notice of termination of discussions under Section (8) below, each party and its affiliates will not (and each party and its affiliates will not assist or encourage others to), directly or indirectly, unless specifically requested to do so in writing in advance by the other party's Board of Directors:

                  (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any of the other party's assets (other than in the ordinary course of business) or businesses or any voting securities issued by the other party, or any rights or options to acquire such ownership, including from a third party; or

Celestica Inc.
July 23, 1998
Page 4

                  (b) make, or in any way participate in any solicitation of proxies or consents with respect to any securities of the other party which are, or may be, entitled to vote in the election of the other party's directors ("Voting Securities"), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the other party; or seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities; or demand a copy of the other party's stock ledger, list of its stockholders or other books and records; or call or attempt to call any meeting of the stockholders of the other party; or

                  (c) seek or propose to influence or control the other party's management or the other party's policies (or request permission to do so); or

                  (d) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the matters described in (a), (b) or (c) above with respect to the other party.

         (8) Termination of Discussions. If either party decides that it does not wish to proceed with a Transaction with the other party, the party so deciding will promptly inform the other party of that decision by giving a written notice of termination. In that case, or at any time, upon the request of either disclosing party for any reason, each receiving party will, at its option, promptly either (i) deliver to the disclosing party all Evaluation Material (and all copies thereof) furnished to the receiving party or its Representatives by or on behalf of the disclosing party pursuant hereto or (ii) destroy all such Evaluation Material with no copy thereof being retained, and in no event shall either party be obligated to disclose or provide the Evaluation Material prepared by it or its Representatives to the other party. Notwithstanding the return or destruction of the Evaluation Material, each party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder.

         (9) No Representation of Accuracy. Each party understands and acknowledges that neither party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available by it or to it. Each party agrees that neither party nor any of its Representatives shall have any liability to the other party or to any of its Representatives relating to or resulting from the use of such other party's Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding the Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

Celestica Inc.
July 23, 1998
Page 5

         (10) Definitive Agreements. Each party understands and agrees that no contract or agreement providing for any Transaction involving the parties shall be deemed to exist between the parties unless and until a final definitive agreement has been executed and delivered. Each party also agrees that unless and until a final definitive agreement regarding a Transaction between the parties has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this letter agreement except for the matters specifically agreed to herein. Both parties further acknowledge and agree that each party reserves the right, in its sole discretion, to reject any and all proposals made by the other party or any of its Representatives with regard to a Transaction between the parties, and to terminate discussions and negotiations at any time.

         (11) Waiver. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

         (12) Miscellaneous. Each party agrees to be responsible for any breach of this agreement by any of its Representatives. In case any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the agreement shall not in any way be affected or impaired thereby.

         (13) Governing Law; Consent to Jurisdiction. This agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to choice of law doctrines. Each party hereto consents to non-exclusive jurisdiction in such State and voluntarily submits to the jurisdiction of the courts of such State in any action or proceeding with respect to this agreement, including the federal district courts located in such State. You agree that you may be served with process at your address set forth on the first page hereof.

         (14) Injunctive Relief. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by either party or any of its Representatives and that the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that either party or any of its Representatives have breached this letter agreement, then the breaching party shall be liable and pay to the non-breaching party the reasonable legal fees incurred in connection with such litigation, including an unsuccessful appeal therefrom.

Celestica Inc.
July 23, 1998
Page 6
         Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.


                                  Very truly yours,

                                  International Manufacturing Services, Inc.

                                  By: /s/ Robert G. Behlman
                                      -----------------------------------------
                                      Robert G. Behlman,
                                      President, Chief Executive Officer and
                                      Chairman of the Board of Directors

Accepted and Agreed as of
the date first written above:

Celestica Inc.

By: /s/ Eugene v. Polistuk
    -------------------------
    Eugene V. Polistuk,
    President